UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2004, the Board of Directors (the “Board”) of Global Imaging Systems, Inc. (“Global”) appointed Edward J. Smith as a Class I Director to serve until the next Annual Meeting of the Company’s Shareholders. His appointment returns the Board to eight members following the resignation of Peter Dinan on August 17, 2004.

Mr. Smith has been President of Barnegat Bay Capital, Inc. since 2001. Barnegat Bay Capital, which he founded in 2001, provides corporate finance advisory services to public and private companies. He is also a Director of Fargo Electronics Inc., where he serves as chairman of its compensation committee and a member of its audit committee. From 1992 to 2001, Mr. Smith was a managing director in the high technology investment banking group at Prudential Securities Incorporated.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as a director.

Mr. Smith will serve on the Board’s Audit Committee and Corporate Governance and Nominations Committee.

The Board has determined that Mr. Smith is independent and does not have any material relationships with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2004	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Lawrence Paine
Lawrence Paine
Vice President and General Counsel